Exhibit 99.1

SCIELE PHARMA PRICES OFFERING OF
CONTINGENT CONVERTIBLE SENIOR NOTES

ATLANTA (May 9, 2007) — Sciele Pharma, Inc. (NASDAQ:SCRX) today announced the pricing of its offering of $285 million principal amount of 2.625% Contingent Convertible Senior Notes due 2027 (which represents a $35 million increase in the offering size originally announced). The Company has granted the underwriters a 13-day option to purchase up to an additional $40.0 million of the notes to cover over-allotments, if any.  The Company intends to use the proceeds of the offering to redeem all of its $150 million 1.75% Contingent Convertible Senior Subordinated Notes Due 2024, for future acquisitions or licenses of products and technologies, and for capital expenditures and general corporate purposes.

The notes will be convertible into shares of the Company’s common stock based upon a base conversion rate of 28.5700 shares of common stock of the Company per $1,000 principal amount of the notes (which is equivalent to a base conversion price of approximately $35.00 per share), subject to adjustment upon the occurrence of certain events.  This represents a conversion premium of approximately 47.5% relative to the $23.73 closing price of the Company’s common stock on the Nasdaq Global Select Market on May 8, 2007.  In addition, if at the time of conversion the applicable price of the Company’s common stock exceeds the base conversion price, holders will receive up to an additional 13.5708 shares of common stock per $1,000 principal amount of the notes, as determined pursuant to a specified formula.

UBS Investment Bank and Thomas Weisel Partners LLC acted as joint book-running managers in connection with the offering.

The public offering of the notes was made only by means of the Company’s effective registration statement relating to the notes and the related prospectus.  The registration statement including the prospectus relating to the offering is available on the SEC’s website at www.sec.gov. Copies of the prospectus may also be obtained from UBS Investment Bank, Attention: Prospectus Department, 299 Park Avenue, New York, New York, 10171, (888) 827-7275 or Thomas Weisel Partners LLC, Attention: Prospectus Department, One Montgomery Street, San Francisco, CA 94104,  (415) 364-2551.

This press release does not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Diabetes and Women’s Health. The Company’s Cardiovascular/Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes, and its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies. Founded in 1992 and headquartered in Atlanta, Georgia, Sciele Pharma employs more than 800 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an

Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity, and Teamwork.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings. If we are unsuccessful in obtaining or renewing third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels. If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted. The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs;

We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties. Strong competition exists in the sale of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products. We may not be able to protect our competitive position for our promoted products from patent infringers. If generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Certain of our products have experienced manufacturing issues. If the issues recur and cannot be resolved, our ability to acquire product for sale and sampling will be adversely affected. We may incur unexpected costs in integrating new products into our operations.

We may be unable to develop or market line extensions for our products including Prenate, Sular, Triglide, Nitrolingual, Altoprev and Fortamet, or, even if developed, obtain patent protection for our line extensions; further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our financial results could be adversely affected.

If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60 dose size of this product has not yet met our expectation.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business if a suitable replacement member could not be retained.

An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results. An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our financial results and liquidity. Our business is subject to increasing government price controls and other healthcare cost containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market which would adversely affect our business. We may be found noncompliant with applicable federal, state or international laws, rules or regulations which could result in fines and/or product recalls or otherwise cause us to expend significant resources to correct such non-compliance.

A small number of customers accounts for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales, substantially and adversely impacting our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).

Our business and products are highly regulated; the regulatory status of some of our products makes these products subject to increased competition and other risks; and we run the risk that we, or third parties on whom we rely, could violate the governing regulations.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:

Sciele Pharma, Inc.

Joseph T. Schepers, 678-341-1401

ir@sciele.com